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                                                                    EXHIBIT 10.4

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT ("Agreement") is made this 31st day of December, 2001 by and between Cobalt Corporation, a Wisconsin corporation ("Cobalt") and United Wisconsin Insurance Company, a Wisconsin stock insurance corporation ("UWIC").

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         1.1 "ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations issued thereunder.

         1.2 "COLLATERAL" means the Stock and the Proceeds.

         1.3 "CERTIFICATES" means the certificates representing the Stock.

         1.4 "EVENT OF DEFAULT" means an event described in Section V of this Agreement.

         1.5 "NOTE" means the promissory note from Cobalt to UWIC dated December 31, 2001 in the original principal amount of Twenty Two Million Six Hundred Fifty Thousand Three Hundred Ninety Seven Dollars ($22,650,397)and any amendment or modification thereof.

         1.6 "OBLIGATIONS" means (a) the outstanding principal of, and all interest on, the Note; (b) all liabilities, obligations, covenants and agreements of Cobalt contained in the Note; and (c) all liabilities, obligations, covenants and agreements of Cobalt contained in this Agreement.

         1.7 "OCI" means the Office of the Commissioner of Insurance of the State of Wisconsin.

         1.8 "PROCEEDS" means whatever is received upon the sale, exchange, collection or other disposition of the Stock, or proceeds of the Stock, including, without limitation, all interest and other income from the Stock and distributions with respect to the Stock, and any other products thereof. Not intending to limit the foregoing, the term "Proceeds" shall specifically include any consideration received by Cobalt arising from the sale of Valley capital stock under that certain Purchase and Sale Agreement between Cobalt and Midelfort Clinic, Ltd., Mayo Health System, dated January 1, 1992, as amended.

         1.9 "STOCK" means 100% of the issued and outstanding capital stock of each of HMO-W, Inc., Valley Health Plan, Inc., and United Heartland, Inc., each of which is wholly owned by Cobalt.

         1.10 "STOCK RIGHTS" means any stock dividend or other right or property that Cobalt receives or becomes entitled to receive for any reason with respect to, in substitution for, or in exchange for any shares of the Stock.

         1.11 "UCC" means the Uniform Commercial Code as adopted in Wisconsin and in effect from time to time.

         1.12 "UNITED HEARTLAND" means United Heartland, Inc.

         1.13 "HMO-W" means HMO-W, Inc.

         1.14 "VALLEY" means Valley Health Plan, Inc.


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         1.15 "VALLEY OPTION" means the rights of Midelfort Clinic, Ltd., Mayo
Health System to repurchase Valley Stock under the terms of that certain Purchase and Sale Agreement between Cobalt (previously known as United Wisconsin Services, Inc.) and Midelfort Clinic, Ltd., Mayo Health System, dated January 1, 1992, as amended.


                                   ARTICLE II
                                   THE PLEDGE

         2.1 THE PLEDGE. To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of each of the Obligations, Cobalt hereby grants to UWIC a security interest in the Collateral, wherever located and whether now owned or hereafter acquired.

         2.2 CERTIFICATES; STOCK POWERS. Cobalt shall deliver to UWIC, to hold in accordance with the terms and conditions of this Agreement, the Certificates and appropriate stock powers duly endorsed by Cobalt in blank.

         2.3 ACTIONS PRIOR TO AN EVENT OF DEFAULT. Prior to the occurrence of an Event of Default, Cobalt shall have the sole right to vote the stock and the sole right to receive and retain any and all cash dividends and distributions declared and paid on the Stock; provided, however, that no vote shall be cast, or corporate right exercised, or other action taken, that would result in violation of any provision of the Note or this Agreement.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

         Cobalt hereby represents and warrants to UWIC as follows:

         3.1 OWNERSHIP OF COLLATERAL. With the exception of the security interest granted by this Agreement and the Valley Option, Cobalt is the owner of the Stock, free and clear of all liens, encumbrances, security interests and restrictions.

         3.2. ENFORCEABILITY. This Agreement is a valid and binding obligation of Cobalt, enforceable against Cobalt in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, or similar laws generally affecting the rights of creditors. Upon delivery of the Certificates to UWIC, the security interest granted pursuant to this Agreement will constitute a valid, perfected first priority lien against the Stock, except with respect to the Valley Stock, enforceable against all persons. Upon delivery of the Certificates representing the Valley Stock, the security interest granted pursuant to this Agreement will constitute a valid, perfected lien against such Stock enforceable against all persons except Midelfort Clinic, Ltd., Mayo Health System with respect to the Valley Option.

         3.3 ABSENCE OF CONFLICTING OBLIGATIONS. The making, execution, delivery and performance of this Agreement by Cobalt, and compliance with its terms, do not violate any presently existing provision of law, the articles of incorporation or bylaws of Cobalt, or any agreement to which Cobalt is a party or by which Cobalt or any of its assets is bound.

         3.4 STATUS OF COLLATERAL. The Stock has been duly authorized and validly issued and is fully paid and non-assessable. The Stock constitutes 100% of the issued and outstanding shares of the capital stock of United Heartland, HMO-W, and Valley.



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                                   ARTICLE IV
                               COVENANTS OF COBALT

         4.1 MAINTENANCE OF SECURITY INTEREST. Cobalt shall pay all expenses and, upon request, take any action reasonably deemed advisable by UWIC to defend and preserve Cobalt's title to the Stock or to establish, determine priority of, perfect, continue perfected, terminate and enforce Cobalt's security interest in the Stock or the rights of UWIC under this Agreement.

         4.2 TAXES. Cobalt shall pay, when due, all taxes and other governmental charges levied or assessed upon or against the Stock.

         4.3 DELIVERY OF CERTAIN ITEMS. Cobalt shall hold in trust for UWIC upon receipt, and immediately thereafter shall deliver to UWIC, any stock certificate, instrument or other document evidencing or constituting any Stock Rights.

         4.4 NO OTHER LIENS. Cobalt shall keep the Stock free from all liens, encumbrances and security interests (other than the security interest granted by this Agreement and the Valley Option) and shall defend the Stock against all claims and legal proceedings by persons other than UWIC.

         4.5 DISPOSITION OF STOCK. Cobalt shall not sell, transfer (including, without limitation, transfer of a security interest or other collateral interest) or otherwise dispose of all or any part of the Stock, without the prior written consent of OCI and UWIC, nor will Cobalt permit or cause United Heartland, HMO-W or Valley to purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; provided, however, Cobalt may dispose of the Valley Stock in the event Midelfort Clinic, Ltd., Mayo Health System exercises the Valley Option. Cobalt shall cause HMO-W in turn not to sell, transfer (including, without limitation, transfer of a security interest or other collateral interest) or otherwise dispose of all or any part of the capital stock of Unity Health Plans Insurance Corporation ("Unity"), a wholly owned subsidiary of HMO-W, without the prior written consent of OCI and UWIC, and Cobalt shall cause HMO-W not to permit or cause Unity to purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; provided, however, Cobalt may allow HMO-W to dispose of Unity capital stock in the event that Community Health Systems, LLC exercises its option to acquire Unity capital stock in accordance with the provisions of that certain Amended and Restated Joint Venture Agreement among Unity, Cobalt, Blue Cross & Blue Shield United of Wisconsin, and Community Health Systems, LLC, dated October 25, 1999 ("Unity Option").

         4.6 NO ADDITIONAL STOCK. Cobalt agrees that it will cause the Stock to constitute at all times not less than all of the total number of shares of each class of capital stock then outstanding (including treasury shares) of United Heartland, HMO-W or Valley, and will not consent to or approve the issuance of and will cause United Heartland, HMO-W or Valley not to issue any additional shares of any class of capital stock of such companies, any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any subscription agreements, warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares, except with respect to the Valley Option. Cobalt also agrees that it shall cause HMO-W in turn to cause Unity not to issue any additional shares of any class of capital stock, any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any subscription agreements, warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares of Unity, except with respect to the Unity Option.

         4.7 DIVIDEND PROHIBITION. Cobalt will not permit or cause United Heartland, HMO-W or Valley to pay or declare any dividend, or make any other distribution on account of any shares of any class of each company's respective Stock, without the prior written consent of OCI and UWIC.


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         4.8 MANDATORY PREPAYMENT. In the event that the Valley Option and/or the Unity Option are exercised at any time, Cobalt agrees to make a mandatory prepayment of principal on the Note in an amount equal to the proceeds received from Cobalt or any of Cobalt's affiliates from the sale of Valley Stock or Unity capital stock, as applicable. Such a mandatory prepayment shall be made within ten (10) days after the consummation of any such sale of stock.

                                    ARTICLE V
                           EVENTS OF DEFAULT; REMEDIES

         5.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  (a) A breach by Cobalt of any of the terms or provisions of
         Article IV of this Agreement;

                  (b) A material falsity in any representation or warranty made by Cobalt to UWIC under or in connection with this Agreement as of the date on which made;

                  (c) Any failure by Cobalt to pay or perform any one or more of the Obligations when due, whether at stated maturity, by acceleration or otherwise;

                  (d) Cobalt's becoming insolvent or the subject of any order for relief under the United States Bankruptcy Code or successor law or the subject of any insolvency or similar proceeding; or

                  (e) Any other event that causes UWIC, in good faith, to deem itself insecure.

         5.2 RIGHTS AND REMEDIES OF UWIC. Upon the occurrence of any Event of
Default: (i) all of the Obligations shall, at UWIC 's option, become immediately due and payable without presentment, demand, protest or notice of any kind (all of which hereby are expressly waived); (ii) UWIC shall have all of the rights and remedies provided in the Note, by Article 9 of the UCC and by any other applicable law; (iii) UWIC may exercise its right under Article 9 of the UCC and other applicable laws to retain the Stock; (iv) in the event that UWIC elects not to retain the Stock, it may exercise its right under Article 9 of the UCC and any other applicable law to sell or otherwise dispose of the Stock, subject to the prior approval of the terms and conditions of such transaction by OCI; and (v) in the interim between UWIC's acceleration of the Obligations following an Event of Default and UWIC 's retention of the Stock under subparagraph (iii) above, or final disposition of the Stock under subparagraph (iv) above, UWIC may exercise voting rights over the Stock and shall have the sole right to receive any dividends declared and paid on the Stock. With respect to the foregoing rights and remedies:

                  (i) Written notice, when required by law, sent to any address of Cobalt in this Agreement at least ten calendar days (counting the day of sending) before the date of a proposed disposition of the Stock is reasonable notice.

                  (ii) Cobalt shall pay all fees and expenses incurred by UWIC, including the reasonable fees of counsel, in connection with the administration, protection and enforcement of UWIC's rights under this Agreement or with respect to the Stock, including, without limitation, the protection and enforcement of such rights in any bankruptcy or insolvency proceeding involving Cobalt.

         5.3 METHOD OF DISPOSITION. Whenever UWIC would have the right under this Agreement and prior approval from OCI to sell the Stock, the parties agree that if, in the opinion of UWIC or its legal counsel, sales of the Stock by UWIC or Cobalt without registration of the Stock under the Act might, unless accomplished by one or more of the methods described in this Section 5.3, constitute either UWIC or Cobalt an "underwriter", as that term is defined in
Section 2(11) of the Act, it shall be commercially reasonable for


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UWIC, without registration, notwithstanding that the terms of any such sale might be less favorable than sale through registration, to take any of the following actions:

                  (a) sell all or part of the Stock in compliance with Rule 144, Rule 237, Regulation A or Regulation D under the Act as then in effect, or pursuant to any other rules or regulations under the Act then in effect, compliance with which would make the exemptions provided pursuant to Sections 3(b) or 4(1) of the Act applicable to the sale; or

                  (b) sell all or part of the Stock in an intrastate public offering within the meaning of Section 3(a)(11) of the Act; or

                  (c) sell all or part of the Stock in one or more private transactions not involving any public offering in order to secure the exemption provided in Section 4(l) of the Act, if: (i) the Stock is sold for cash to the highest bidder after biding or "firm" offers to purchase have been received from at least two offerors; and (ii) UWIC has reasonable grounds to believe and does believe that each such offeror has sufficient financial resources to enable such offeror to purchase the Stock offered and that the offer was made in good faith; and (iii) each such offeror was informed, prior to the time such offer was made, that offers to purchase the Stock were also being solicited from others; and (iv) UWIC has, for at least 60 days prior to the sale, solicited offers to purchase the stock within the restrictions imposed by federal or state securities Laws.

Nothing in this Section 5.3 shall prevent UWIC from making any other commercially reasonable disposition of the Stock, and no sale of the Stock shall be commercially unreasonable solely because it was not made in compliance with this Section.

         5.4 APPLICATION OF PROCEEDS. UWIC shall apply the Proceeds resulting from any sale or disposition of the Stock pursuant to this Agreement in the following order of priority:

                  (a) to the costs of the sale;

                  (b) to the expenses incurred by UWIC in connection with the sale, including reasonable attorneys fees;

                  (c) to the payment of the Obligations then due and owing in any order selected by UWIC; and

                  (d) to Cobalt.

         5.5 OTHER REMEDIES. No remedy herein conferred upon UWIC is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Note or now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of UWIC in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

         5.6 LIMITATION ON UWIC'S DUTIES REGARDING COLLATERAL. Subject to any contrary order by OCI, UWIC 's sole duty with respect to the custody, safekeeping and physical preservation of the Stock in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as UWIC deals with similar securities and property for its own account. Neither UWIC nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Stock or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Stock upon the request of Cobalt or otherwise.



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                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 UWIC APPOINTED ATTORNEY-IN-FACT. Cobalt hereby appoints UWIC Cobalt's attorney-in-fact, with full authority in the place and stead of Cobalt and in the name of Cobalt or otherwise, from time to time in UWIC's discretion to take any action and to execute any instrument which UWIC may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Cobalt pursuant to Section 4.3 representing any dividend, interest payment or other distribution in respect of the Stock or any part thereof and to give full discharge for the same. If Cobalt fails to perform any agreement contained herein, UWIC may itself perform, or cause performance of, such agreement, and the expenses of UWIC incurred in connection therewith, including without limitation reasonable attorneys' fees and expenses, shall be payable by Cobalt.

         6.2 ASSIGNABILITY; SUCCESSORS. Cobalt's rights and liabilities under this Agreement are not assignable or delegable, in whole or in part, without the prior written consent of UWIC and OCI. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

         6.3 SURVIVAL. All agreements, representations and warranties made herein or in any document delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of any such document.

         6.4 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin.

         6.5 AMENDMENT. No amendment of this Agreement shall be effective unless in writing, signed by both parties, and approved by OCI.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                    COBALT CORPORATION


                                    By:    /s/  Thomas R. Hefty
                                           -------------------------------------
                                    Title: Chief Executive Officer and President
                                           -------------------------------------


                                    UNITED WISCONSIN INSURANCE COMPANY


                                    By:    /s/  Gail L. Hanson
                                           -------------------------------------
                                    Title: Treasurer
                                           -------------------------------------


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